UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2016

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2016, NeoPhotonics (China) Co., Ltd. ( “NeoPhotonics (China)”),  a wholly owned subsidiary of NeoPhotonics Corporation (the “Company”), entered into a Comprehensive Credit Granting Contract (the “Credit Contract”) with Shenzhen Branch CITIC Bank (the “Credit Grantor”), for a non-exposure line of credit for RMB 266,000,000.00. The term of the Credit Contract started on October 21, 2016 and is scheduled to terminate on September 30, 2017. The interest rate on this line of credit will be determined at the time of the draw by NeoPhotonics (China).

The foregoing summary of the Credit Contract is not complete and is qualified in its entirety by reference to the Credit Contract, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above relating to the Credit Contract is incorporated by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch
Date: October 27, 2016	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer